                                  EXHIBIT 10.54
                                FORM OF TERM NOTE

$4,666,666.66                                                New York, New York
                                                             March 15, 1999


                  FOR VALUE RECEIVED, the undersigned DENALI INCORPORATED, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ______________________ (the "Lender"), at the office of Canadian Imperial Bank of Commerce located at 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of Four Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six Dollars and Sixty Six Cents ($4,666,666.66). The principal amount of this Term Note shall be payable in installments in amounts equal to the Lender's Term Loan Commitment Percentage of the amounts set forth on Schedule 2.2 to the Credit Agreement. Such installments shall be payable on the dates set forth on Schedule 2.2 to the Credit Agreement.

                  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 6.1 of the Credit Agreement referred to below, until paid in full (both before and after judgment).

                  The holder of this Term Note is authorized to, and so long as it holds this Term Note shall, record the date, Type and amount of each Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each Continuation thereof and each Conversion of all or a portion thereof to another Type pursuant to Section 6.2 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Term Note or under the Credit Agreement.

                  This Term Note is one of the Term Notes referred to in the Credit Agreement, dated as of January 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto (the "Lenders") Canadian Imperial Bank of Commerce, as administrative agent for the Lenders thereunder, and ING (U.S.) Capital LLC, as documentation agent, is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

                  This Term Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                               DENALI INCORPORATED

                                               By  /s/ R. Kevin Andrews
                                                  --------------------------
                                                 Name:  R. Kevin Andrews
                                                 Title:  CFO/Treasurer


                                       67